EXHIBIT 99.1
Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
(610) 293-0600
(610) 293-0601 (General Fax)
August 16, 2007
Mr. Steven J. Feder
8 Coopertown Road
Haverford, PA 19041
Dear Mr. Feder:
     This letter (hereinafter referred to as the “Agreement”) shall serve as notice to you of acceptance of your resignation of your board and officer positions as described in the next paragraph of this Agreement, and your resignation from employment by Safeguard Scientifics, Inc. (“Safeguard”), effective August 19, 2007 (the “Termination Date”). In consideration of your execution of a general release of claims and non-competition agreement, Safeguard agrees to treat your cessation of employment as if it were a resignation by you with good reason under the severance agreement between you and Safeguard dated November 17, 2004 (the “Severance Agreement”).
     You acknowledge that you have resigned, effective August 19, 2007, from such Boards and officer positions with Safeguard and all affiliates and partner companies of Safeguard that you hold. You agree to deliver to Safeguard any and all resignation letters acceptable to Safeguard in order to effect such resignations.
     Subject to the terms and conditions set forth in this Agreement and the Severance Agreement, Safeguard shall provide you with the benefits set forth in Sections 1, 2(B), 3, 4, 5, 6 and 8 of the Severance Agreement, provided that with respect to Section 8, only the “time-based” stock options will vest. Amounts payable pursuant to Sections 2(B) and 5 (as modified below) and accrued vacation will be paid on the next regular payroll date following the date of this letter. Your performance-based options, to the extent not previously vested, will expire in accordance with the terms of your performance-based option grant certificates. These benefits, together with any benefits provided under the applicable terms of any other plan or program sponsored by the Safeguard, and applicable to you, shall be the only severance benefits or other payments in respect of your employment with Safeguard to which you shall be entitled, and will be in respect of all salary, accrued vacation and other rights that you may have against Safeguard or its affiliates.
     The following points are intended to clarify certain aspects of the references in the immediately preceding paragraph:

     (1) With respect to Section 1 of the Severance Agreement, your 2007 annual bonus will be finally determined by the Company following the end of the current calendar quarter on September 30, 2007, and will be paid on the next regular payroll date following the determination. Therefore, your target payment for 2007 will be 75% of the target bonus established for you for 2007 ($187,500). For purposes of the Company’s determination, the individual performance component of the Company’s Management Incentive Plan (“MIP”) will be deemed 100% satisfied and the company performance component of the Company’s MIP will be deemed to have been satisfied at not less than 65%. For the avoidance of doubt, your minimum annual bonus payment for 2007 will be $135,000.
     (2) The benefit plans referenced in Section 4 of the Severance Agreement include the executive medical plan, provided that the maximum benefit under the executive medical plan will not exceed $5,000 for each of 2007 (less any amount paid on your behalf under the executive medical plan in 2007 through the date of this letter) and 2008.
     (3) In lieu of the benefit described in Section 5 of the Severance Agreement relating to outplacement, at your election, the Company will pay you $15,000.
     (4) Your account under the Executive Deferred Compensation Plan will be credited with a matching contribution for 2007 on the same basis as other members of Safeguard’s executive team, and will be paid out in accordance with the terms of such Plan, but not later than March 15, 2008.
     (5) Following the effective date of your resignation, you will make yourself reasonably available to provide up to 20 hours to assist in the transition of your responsibilities to your successor without any additional compensation beyond that described in this Agreement, other than the reimbursement of your reasonable expenses. If you provide additional services at the Company’s request in excess of the amount described in the preceding sentence, the Company shall pay you a retainer of $2,500 per day, plus your reasonable expenses, payable as soon as practicable after the completion of each calendar month in which you perform such additional services, provided that your total retainer compensation in connection with your transition of responsibilities to your successor shall not exceed $50,000, plus your reasonable expenses. With respect to any services you may provide to the Company after the effective date of your resignation, none of the provisions of this paragraph (5) are intended to create nor shall be deemed or construed to create any relationship between you and the Company other than that of independent parties contracting with each other solely for the purpose of effecting the provisions of this Agreement. You understand and agree that the Company will not withhold from any payments made pursuant to this paragraph (5) any funds for income tax, employment insurance, social security or any other withholding pursuant to any law or requirement of any government body and all of such payments that may be required by law are your sole and exclusive responsibility. In addition, you shall not be eligible to participate in any plan, program or other arrangement maintained by the Company to provide benefits or compensation to employees of or other service providers to the Company, including but not limited to retirement, welfare, bonus or incentive plans, programs or arrangements. You also agree that you shall not make any claim for benefits under any such plan, program or arrangement based on your service to the Company as described in this paragraph (5).

     (6) It is mutually understood that your accrued, but unused, vacation days as of the Termination Date will be paid out in cash.
     To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under section 409A of the Code to payments due to you upon or following your separation from service, then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following your separation from service will be deferred (without interest) and paid to you (without interest) in a lump sum as promptly as possible following the lapse of that six-month period.
     Enclosed are execution copies of the General Release and Agreement and the Non-Competition Agreement substantially in the forms attached to the Severance Agreement as Exhibits A and B. On or after the Termination Date, please execute and return to us two copies of each agreement, and we will return to you one fully-executed copy of each agreement.
     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to us the enclosed copy of this letter which will then constitute our legally binding agreement on this subject.

Sincerely, Safeguard Scientifics, Inc.
By:	/s/ Peter J. Boni
Peter J. Boni
Title	President and Chief Executive Officer

I agree to the terms and conditions of this Agreement.

/s/ Steven J. Feder
Steven J. Feder

GENERAL RELEASE AND AGREEMENT
NOTICE:
     Various state and federal laws, including the Civil Rights Act of 1964 and 1991 and the Age Discrimination in Employment Act, prohibit employment discrimination based on age, sex, race, color, national origin, religion, disability and veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), the Department of Labor and state civil rights agencies.
     If you sign this General Release and Agreement and accept the agreed-upon severance and other termination benefits described in the severance agreement between you and Safeguard Scientifics, Inc. dated November 17, 2004 and a letter agreement relating thereto between the parties dated August 16, 2007, you are giving up your right to file a lawsuit pursuant to the aforementioned federal, state and local laws in local, state or federal courts against Safeguard Scientifics, Inc. and its affiliates (the “Releasees”) with respect to any claims relating to your employment or termination therefrom which arise up to the date this General Release and Agreement is executed.
     By signing this General Release and Agreement you waive your right to recover any damages or other relief in any claim or suit brought by or though the Equal Employment Opportunity Commission or any other state or local agency on your behalf under and federal or state discrimination law, except where prohibited by law. You agree to release and discharge each Releasee not only from any and all claims which you could make on your own behalf, but also specifically waive any right to become, and promise not to become, a member of any class in any proceeding or case in which a claim or claims against a Releasee may arise, in whole or in part, from any event which occurred as of the date of this General Release and Agreement. You agree to pay for any legal fees or cost incurred by any Releasee as a result of any breach of the promises in this paragraph. The parties agree that if you, by no action of your own, become a mandatory member of any class from which you cannot, by operation of law or order of court, opt out, you shall not be required to pay for any legal fees or costs incurred by a Releasee as a result.
     We encourage you to discuss the following release language with an attorney prior to executing this General Release and Agreement. In any event, you should thoroughly review and understand the effect of the agreement set forth below before acting on it. Therefore, please take this release home and consider it for up to twenty-one (21) days before you decide to sign it.

GENERAL RELEASE AND AGREEMENT
     This GENERAL RELEASE AND AGREEMENT (hereinafter the “Release”) is made and entered into as of this 19th day of August, 2007, by and between SAFEGUARD SCIENTIFICS, INC. (“Safeguard”) and Steven J. Feder (“Employee”).
1. Background. The parties hereto acknowledge that this Release is being entered into pursuant to the terms of the severance agreement between Safeguard and Employee dated November 17, 2004 and a letter agreement relating thereto between the parties dated August 16, 2007 (collectively, the “Agreement”). As used in this Release, any reference to Safeguard shall include its predecessors and successors and, in their capacities as such, all of its present, past, and future directors, officers, employees, attorneys, insurers, agents and assigns, as well as all Safeguard affiliates, subdivisions and subsidiaries; and any reference to Employee shall include, in their capacities as such, his or her attorneys, heirs, administrators, representatives, agents and assigns.
2. General Release.
     (a) Employee, for and in consideration of the special severance and other termination benefits offered to him by Safeguard specified in the Agreement and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE Safeguard, of and from any and all causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Employee ever had, now has, or hereafter may have or which Employee’s heirs, executors or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of Employee’s employment with Safeguard to the date of this Release, and particularly, but without limitation, any claims arising from or relating in any way to Employee’s employment or the termination of Employee’s employment relationship with Safeguard, including, but not limited to, any claims arising under any federal, state, or local laws, including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., (“Title VII”), the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (“the ADEA”), the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq. (“ADA”), Employee Retirement Income Security Act of 1974, as amended 29 U.S.C. § 301, et seq., as amended (“ERISA”), the Pennsylvania Wage Payment and Collection Law, Pa. Stat. Ann. tit. 43 §§ 260.1-260.11a (“WPCL”), the Pennsylvania Human Relations Act, 43 P.S. § 951 et seq. (the “PHRA”), and any and all other federal, state or local laws, regulations, ordinances or public policies and any common law claims now or hereafter recognized, including claims for wrongful discharge, slander and defamation, as well as all claims for counsel fees and costs.
     (b) By signing this Release, Employee represents that Employee has not commenced any proceeding against Safeguard in any forum (administrative or judicial) concerning Employee’s employment or the termination thereof. Employee further acknowledges that the termination of Employee’s employment does not give rise to any claim or right to notice, or pay or benefits in lieu of notice under the WARN Act. In the event any WARN Act issue does exist or arises in the future, Employee agrees and acknowledges that the payments and benefits set forth in the Agreement shall be applied to any compensation or benefits in lieu of notice required by the WARN Act, provided that any such offset shall not impair or affect the validity of any provision of this Release or the Agreement.

     (c) Employee agrees that in the event of a breach of any of the terms of this Release, Safeguard shall be entitled to recover attorneys’ fees and costs in an action to prosecute such breach, in addition to compensatory damages, and may cease to make any payments then due under the Agreement.
     (d) Anything herein to the contrary notwithstanding, neither party is released from any obligations under the Agreement and Employee acknowledges that Safeguard’s obligations under the Agreement and this Release are the only obligations of Safeguard or its affiliates in connection with the severance of Employee’s service with Safeguard. This Release does not terminate, alter or affect Employee’s rights under any plan or program of Safeguard in which Employee may participate and under which Employee is due a benefit, except as explicitly set forth herein. Employee’s participation in such plans or programs will be governed by the terms of such plans and programs.
     (e) Employee agrees and acknowledges that this Release is not and shall not be construed to be an admission by Safeguard of any violation of any federal, state or local statue, ordinance, regulation or of any duty owed by Safeguard to Employee.
3. Confidentiality; Non-Disparagement.
     (a) Except to the extent required by law, including SEC disclosure requirements, Safeguard and Employee agree that the terms of this Release and the Agreement will be kept confidential by both parties, except that Employee may advise his family and confidential advisors, and Safeguard may advise those people needing to know to implement the above terms.
     (b) Employee will not at any time knowingly reveal to any person or entity any of the trade secrets or confidential information of Safeguard or of any third party which Safeguard is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), and Employee shall keep secret all confidential matters relating to Safeguard and shall not use or attempt to use any such confidential information in any manner which injures or causes loss or may reasonably be calculated to injure or cause loss whether directly or indirectly to Safeguard. These restrictions contained in this sub-paragraph (b) shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Employee’s; (ii) information received from a third party outside of Safeguard that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Safeguard; or (iv) information that may be required by law or an order of the court, agency or proceeding to be disclosed; provided, that Employee shall provide Safeguard notice of any such required disclosure once Employee has knowledge of it and will help Safeguard at Safeguard’s expense to the extent reasonable to obtain an appropriate protective order.
     (c) Employee represents that Employee has not taken, used or knowingly permitted to be used any notes, memorandum, reports, list, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Safeguard or its partner companies or concerning any of its dealings or affairs otherwise than for the benefit of Safeguard. Employee shall not, after the termination of Employee’s employment, use or knowingly permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of Safeguard and that immediately upon the termination of Employee’s employment, Employee shall deliver all of the foregoing, and all copies thereof, to Safeguard, at its main office.
     (d) In accordance with normal ethical and professional standards, Safeguard and Employee agree that they shall not in any way engage in any conduct or make any statement that would defame or disparage the other, or make to, or solicit for, the media or others, any comments, statements (whether written or oral), and the like that may be considered to be derogatory or detrimental to the good name or business reputation of either party. It is understood and agreed that Safeguard’s obligation under this paragraph extends only to the conduct of Safeguard’s senior officers. The only exception to the foregoing shall be in those circumstances in which Employee or Safeguard is obligated to provide information in response to an investigation by a duly authorized governmental entity or in connection with legal proceedings.
4. Indemnity.
     (a) This Release shall not release Safeguard or any of its insurance carriers from any obligation it or they might otherwise have to defend and/or indemnify Employee and hold harmless any other director or officer and Safeguard affirms its obligation to provide indemnification to Employee as a director, officer or former director or officer of Safeguard, as set forth in Safeguard’s bylaws and charter documents.
     (b) Subject to payment of the compensation set forth in Section 5 of the Agreement, Employee agrees that Employee will personally provide reasonable assistance and cooperation to Safeguard in activities related to the prosecution or defense of any pending or future lawsuits or claims involving Safeguard.
5. General.
     (a) Employee acknowledges and agrees that he has twenty-one (21) days to consider this Release, and that Employee has been advised by Safeguard, in writing, to consult with his attorney before signing this Release, and that Employee had discussed this matter with his attorney before signing it. Employee further acknowledges that Safeguard has advised him that he may revoke this Release for a period of seven (7) calendar days after it has been executed, with the understanding that Safeguard has no obligations under this Release until the seven (7) day period has passed. If the seventh day is a weekend or national holiday, Employee will have until the next business day to revoke. Any revocation must be in writing and received by Safeguard at its facility located at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087.
     (b) Employee has carefully read and fully understands all of the provisions of the Notice, this Release and the Agreement which, together with the non-competition agreement, set forth the entire agreement between him and Safeguard, and he acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this document.

     (c) This Release is made in the Commonwealth of Pennsylvania and shall be interpreted under the laws thereof. Its language shall be construed as a whole, to give effect to its fair meaning and to preserve its enforceability.
     (d) Employee agrees that any breach of this Release by Employee will cause irreparable damage to Safeguard and that in the event of such breach Safeguard shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee’s obligations hereunder.
     (e) No term or condition set forth in this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and the Chief Executive Officer of Safeguard or another duly authorized officer of Safeguard.
     (f) Any waiver by Safeguard of a breach of any provision of this Release shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
     (g) Each covenant, paragraph and division of this Release is intended to be severable and distinct, and if any paragraph, subparagraph, provision or term of this Release is deemed to be unlawful or unenforceable, such a determination will not impair the legitimacy or enforceability of any other aspect of the Release.
     IN WITNESS WHEREOF, the parties have executed this Release as of the date written above.

Date:
August 16, 2007	/s/ Steven J. Feder

Steven J. Feder

Date:	SAFEGUARD SCIENTIFICS, INC.
August 16, 2007
	By:	/s/ Peter J. Boni

Peter J. Boni
	Title	President and Chief Executive Officer

NON-COMPETITION AGREEMENT
     This NON-COMPETITION AGREEMENT (hereinafter the “Agreement”) is made and entered into on this 16th day of August, 2007, by and between SAFEGUARD SCIENTIFICS, INC. (the “Company”) and Steven J. Feder (“Employee”).
     1. Background. The parties hereto acknowledge that this Agreement is being entered into pursuant to the terms of the severance agreement, dated November 17, 2004, by and between the Company and Employee and a letter agreement relating thereto between the parties dated August 16, 2007 (collectively, the “Separation Agreement”). As used in this Agreement, any reference to “Majority Subsidiary” shall mean any person or entity that at the date of this Agreement has a majority of its outstanding voting securities owned directly or indirectly by the Company; “Partner Company” shall mean any person or entity in which, at the date hereof, the Company has made, or is actively considering making, an equity or debt investment or acquisition.
     2. Confidentiality and Non-Disclosure. (a) I will not reveal to any person or entity any of the trade secrets or confidential information of the Company or of any Partner Company (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, employee lists, customer lists, projects, plans and proposals) and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company. The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of mine; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed; provided, I shall provide the Company notice of any such required disclosure once I have knowledge of it and will help the Company to the extent reasonable to obtain an appropriate protective order.
          (b) Upon termination of my employment, I shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or any Partner Company concerning any of its dealings or affairs, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company or the Partner Company, as appropriate, and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.
     3. Ownership of Inventions and Ideas. I acknowledge that the Company shall be the sole owner of all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the business of the Company or a Partner Company (collectively, the “Developments”) which I, by myself or in conjunction with any other person, conceived, made, acquired, acquired knowledge of, developed or created during the term of my employment with the Company, free and clear of any claims by me (or any successor or assignee of mine) of any kind or character whatsoever other than my rights under the Separation Agreement. I acknowledge that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. I hereby assign and transfer my right, title and interest in and to all such Developments, and agree that I shall, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company’s right, title and interest in or to any such Developments.
     4. Non-Compete. Until the first anniversary of the date hereof (the “Restricted Period”), I agree that I will not:
          (i) directly or indirectly solicit, entice or induce any customer of the Company or a Majority Subsidiary to become a customer of any other person, firm or corporation with respect to products and/or services then sold by the Company or to cease doing business with the Company, and I shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person;
          (ii) directly or indirectly solicit, recruit or hire any person who was an employee of the Company or a Majority Subsidiary on the date of my termination of employment to work for a third party other than the Company or such Majority Subsidiary or engage in any activity that would cause any employee to violate any agreement with the Company or such Majority Subsidiary; provided that I shall not be prohibited from soliciting any person who, at the time of solicitation, is no longer employed by the Company or a Majority Subsidiary and who was not induced to leave employment in violation of this sub-paragraph (ii); or
          (iii) whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly engage in any business or other activity which is competitive in the same service areas with the products or services being manufactured, marketed, distributed, or provided by the Company or a Majority Subsidiary at the time of termination of my employment (“Competitive Activities”). The foregoing prohibition shall not prevent (i) my ownership of securities of a public company not in excess of five percent (5%) of any class of such securities, or (ii) my employment or engagement by a company or business organization which during the previous 12 months did not generate, or during the next 12 months does not seek to generate, more than 5% of its consolidated revenues from Competitive Activities, provided that my responsibilities for such company or business organization do not require me to engage in Competitive Activities or to violate sub-paragraphs (i) or (ii) of this Section.
          Notwithstanding the foregoing, this Agreement shall not restrict me from:
          (a) engaging in the private practice of law;
          (b) working in any capacity for a venture capital or private equity business; or
          (c) working in any capacity for another business similar to the Company.

          As to the work described in paragraphs (a), (b) and (c) above, I agree that without the advance written consent of the Company, I shall not directly or indirectly solicit for investment or acquisition on behalf of such firm any company that is a Majority Subsidiary or Partner Company of the Company as of the time of termination of my employment or provide any services to such firm with respect to any such company that is a Majority Subsidiary or Partner Company of the Company, and that, should I receive consent to do so, in connection with such actions, I shall not violate any of the requirements of confidentiality and non-disclosure set forth in paragraph 2 hereof or the provisions of subparagraphs 4(i) or (ii) above.
     5. Reasonable Restrictions. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. I hereby acknowledge that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. I represent that my experience and capabilities are such that the restrictions contained herein will not prevent me from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by me. I further agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.
     6. General. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. No term or condition set forth in this letter may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by me and an officer of the Company authorized to sign such writing by the Board of Directors of Safeguard. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any controversy or claim arising out of or relating to this agreement, or the breach thereof (other than a request for equitable relief) will be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, using one arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date written above.

Date:
August 16, 2007	/s/ Steven J. Feder

Steven J. Feder

SAFEGUARD SCIENTIFICS, INC.
Date:
August 16, 2007
	By:	/s/ Peter J. Boni

Peter J. Boni
	Title	President and Chief Executive Officer